EXHIBIT 23(d)

                     Consent of Independent Auditors

The Board of Directors
ACCESS Pharmaceuticals, Inc.


We consent to the use of our report on the 1994 consolidated financial statements of ACCESS Pharmaceuticals, Inc. (a development stage enterprise) included herein and to the reference to our Firm under the heading "Experts" in the prospectus.



/s/ Smith Anglin & Co.
----------------------
Smith Anglin & Co.

Dallas, Texas
January 24, 2000